Exhibit 99.6

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 1 of 26 Certificate Number: 3307.01 Test Report: RPT-21-635_Ivanhoe_Cell Characterization_Rev.1 Ivanhoe Capital Acquisition For: Mark Newman Ivanhoe Capital Acquisition By: Eclipse Energy 1752 Fields Blvd. Greenfield, IN 46140 Test Performed by: Jeff Robbins, Senior Test Engineer Test Report Author: Angie Crane, Director of Test Operations Dates Testing Performed: April 8 – April 22, 2021 Date Report Submitted: May 7, 2021 Eclipse Project Number: BIN-21-635 Report Authorized By: Chris Murphy, Quality Manager This report shall not be reproduced except in full without written approval of Eclipse Energy LLC. Test results apply only to items listed in this report.

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 2 of 26 Certificate Number: 3307.01 Table of Contents 1. GENERAL INFORMATION ..................................................................................................................... 4 2. SAMPLING METHOD ............................................................................................................................. 5 3. TEST EQUIPMENT ................................................................................................................................. 5 4. TEST STANDARDS AND METHODS ....................................................................................................... 5 5. TEST SEQUENCE AND RESULTS SUMMARY ......................................................................................... 6 6. PROCEDURES, NOTES, AND RESULTS................................................................................................... 9 a. As-received measurements ............................................................................................................... 9 b. Placement of cells in test fixture ..................................................................................................... 10 c. Placement of test fixtures in chamber and connection to test channel .......................................... 11 d. Capacity and rate tests at 0°C, 25°C, and 40°C ............................................................................... 13 e. 4C Fast Charge Test at 25°C ............................................................................................................ 19 7. TEST DEVIATIONS ............................................................................................................................... 22 8. TEST CONCLUSIONS ............................................................................................................................ 22 a. Energy Density Comparisons ........................................................................................................... 22 b. Additional data ............................................................................................................................... 23 9. TERMS AND ABBREVIATIONS ............................................................................................................ 24 10. AUTHORIZATION SIGNATURES ...................................................................................................... 25 END OF REPORT .......................................................................................................................................... 26

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 3 of 26 Certificate Number: 3307.01 List of Tables Table 1: Test Equipment Information ........................................................................................................... 5 Table 2: Specific Energy (Wh/kg) by Discharge Rate .................................................................................... 6 Table 3: Energy Density (Wh/L) by Discharge Rate....................................................................................... 6 Table 4: 4C Fast Charge Time, Capacity, and Energy .................................................................................... 8 Table 5: As-received Cell Measurements .................................................................................................... 10 Table 6: Wh/kg Comparison ....................................................................................................................... 22 Table 7: Wh/L Comparison ......................................................................................................................... 22 Table 8: Capacity (Ah) by Discharge Rate ................................................................................................... 23 Table 9: Energy (Wh) by Discharge Rate ..................................................................................................... 23 Table 10: Terms and Abbreviations ............................................................................................................ 24 List of Figures Figure 1: Specific Energy (Wh/kg) by Discharge Rate .................................................................................. 7 Figure 2: Energy Density (Wh/L) by Discharge Rate ..................................................................................... 8 Figure 3: Cell Width Measurement Procedure ............................................................................................. 9 Figure 4: Cell Placed in Test Fixture - Top Face View .................................................................................. 10 Figure 5: Cell Placed in Test Fixture - Top Terminal View ........................................................................... 11 Figure 6: Cell Terminal Clamped in Test Channel Fixture in Temp Chamber ............................................. 12 Figure 7: Voltage Sense Leads on Terminals ............................................................................................... 13 Figure 8: Cell 004, 25C - Full Test Voltage and Current .............................................................................. 14 Figure 9: Cell 004, 25C - Discharge Capacity vs. Voltage ............................................................................ 15 Figure 10: Cell 005, 0C - Full Test Voltage and Current .............................................................................. 16 Figure 11: Cell 005, 0C - Discharge Capacity vs. Voltage ............................................................................ 17 Figure 12: Cell 006, 40C - Full Test Voltage and Current ............................................................................ 18 Figure 13: Cell 006, 40C - Discharge Capacity vs. Voltage .......................................................................... 19 Figure 14: 4C Fast Charge 10% SOC to 4.3V - Full Test Voltage and Current Error! Bookmark not defined. Figure 15: 4C Fast Charge 10% to 80% SOC - Full Test Voltage and Current ............................................. 20 Figure 16: 4C Fast Charge - 4C Charge Capacity vs. Cell Voltage ............................................................... 21

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 4 of 26 Certificate Number: 3307.01 1. GENERAL INFORMATION Test Requested by: Mark Newman Ivanhoe Capital Acquisition mark@ivanacq.com Testing Locations: Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 Eclipse Test Order #: BIN-21-635 & BIN-21-639 Customer PO#: N/A Date Test Samples Received: April 7, 2021 Test Sample Types & ID’s: All values in this table were measured by customer prior to shipping to Eclipse Energy. Sample ID Mass (g) Thickness (mm) Temp (C) OCV @ SOC 0% (V) ACR (mΩ) Capacity (Ah) Energy Density (Wh/kg) Energy Density (Wh/L) S06L45004 43.4 6.52 25 3.525 4.91 4.21 370 711 S06L45005 43.6 6.56 25 3.525 4.75 4.20 368 705 S06L45006 43.6 6.54 25 3.525 4.83 4.21 368 708 Post-test Sample Disposition: Samples to be disposed of by Eclipse per customer instructions.

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 5 of 26 Certificate Number: 3307.01 2. SAMPLING METHOD Sampling was not conducted by Eclipse Energy. Samples were selected by SES and all results of testing contained in this report apply to the samples as-received. 3. TEST EQUIPMENT Asset ID Type Mfr Model # Serial # Cal Due BIN-BITR-0036 CYCLER Bitrode MCV16-25-12 113050 11/30/2021 BIN-BLNC-0006 SCALE Mettler PM4000 N61844 10/31/2021 BIN-METR-012 METER Hioki BT3554 171042394 3/31/2022 BIN-CMBR-0023 CHAMBER Whirlpool WZC3115DW00 U51602631 Ref. Only BIN-CMBR-0031 CHAMBER Percival I-37X 3683.04.94I Ref. Only BIN-CMBR-0025 CHAMBER Custom N/A N/A Ref. Only BIN-TEMP-0010 TEMP GAUGE Omega CL23A T-294458 10/31/2021 BIN-TMON-001 TEMP MONITOR Omega OM-CP- RFTCTEMP2000A Q44650 10/31/2021 BIN-TMON-008 TEMP MONITOR Omega OM-CP- RFTCTEMP2000A Q50969 10/31/2021 BIN-TMON-006 TEMP MONITOR Omega OM-CP- RFTCTEMP2000A Q51627 7/31/2021 BIN-CLPR-0006 CALIPER INSIZE 1108-150 041292630 4/30/2021 Table 1: Test Equipment Information 4. TEST STANDARDS AND METHODS a. Customer specification: i. PDF document “Eclipse_Instruction for Testing SES Pouch Cells for testing for rated peformance_040621_rev1” provided by customer for rate tests. 1. Change made to recharge capacity limit for cell testing at 40°C. Limit changed from 4.410 Ah to 4.500Ah by customer on April 12th, 2021. 2. Change made to maximum temperature limit for all three cells. Limit changed from maximum 70°C to 80°C by customer on April 12th, 2021. ii. 4C Fast charge instructions as communicated by the customer via email.

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 6 of 26 Certificate Number: 3307.01 5. TEST SEQUENCE AND RESULTS SUMMARY Sequence of Measurements and Testing: 1. As-received weight, OCV/IR, and dimensional measurements. 2. Capacity and rate capability test. 3. 4C Fast charging test. Results Summary The required output of the rate test was gravimetric discharge energy density in Wh/kg (also referred to as specific energy) and volumetric discharge energy density in Wh/L (also referred to simply as energy density). The tables and charts in this section show the calculated discharge energy densities by discharge rate. Table 2: Specific Energy (Wh/kg) by Discharge Rate Table 3: Energy Density (Wh/L) by Discharge Rate Wh/kg Temp (C) 0.1C/0.1C 0.33C/0.1C 0.33C/0.33C 0.33C/1C 0.33C/2C 0.33C/3C 0.33C/5C 0.33C/7C Cell 004 25 375 375 357 339 329 325 321 322 Cell 005 0 324 324 311 298 290 286 282 282 Cell 006 40 387 385 376 363 354 350 346 344 Wh/L Temp (C) 0.1C/0.1C 0.33C/0.1C 0.33C/0.33C 0.33C/1C 0.33C/2C 0.33C/3C 0.33C/5C 0.33C/7C Cell 004 25 735 735 699 665 645 636 629 630 Cell 005 0 634 634 609 583 568 561 553 552 Cell 006 40 758 755 738 711 695 686 678 674

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 7 of 26 Certificate Number: 3307.01 Figure 1: Specific Energy (Wh/kg) by Discharge Rate

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 8 of 26 Certificate Number: 3307.01 Figure 2: Energy Density (Wh/L) by Discharge Rate No requirements for output of 4C fast charge test were given. The table below is the summary of charge time, capacity, and energy at 4C charge rate. The 4C charge started at 10% SOC and ended at 80% SOC. Table 4: 4C Fast Charge Time, Capacity, and Energy Start SOC End SOC Temp (C) Charge Rate Time (min) Capacity (Ah) Energy (Wh) 10% 80% 25 4C 10.5 2.940 11.643

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 9 of 26 Certificate Number: 3307.01 6. PROCEDURES, NOTES, AND RESULTS a. As-received measurements The cell samples were received in a metal drum, each cell contained inside a plastic compression jig and each jig placed in an individual plastic box. Cells were removed from the packaging and as-received measurements of weight, open circuit voltage (OCV), internal resistance (IR), thickness, height, and width were taken. The procedure for measuring cell width involved folding and compressing the cell pouch edges. Additional instructions were provided by the customer after the first measurement to ensure a good compression was applied to the folded edges with the caliper. A second set of width measurements were taken and the compression of the caliper was held as tightly as possible without any deformation of the cell stack. The second measurement values for width are included in the measurements table below. All other measurements were captured with one iteration. Figure 3: Cell Width Measurement Procedure Folded sides

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 10 of 26 Certificate Number: 3307.01 Table 5: As-received Cell Measurements b. Placement of cells in test fixture After as-received measurements, the cells were placed in the individual test fixtures according to the instructions in the customer test specification. The cells were positioned in the fixture with the cell bottom contained between the plates at the edge and the cell top with terminals extending past the plates. The plates were centered and the fasteners were torqued to 5 in-lbs force using the provided torque wrench. The fasteners were torqued in the sequence shown in the customer test specification. Figure 4: Cell Placed in Test Fixture - Top Face View Measurement Cell 004 Cell 005 Cell 006 As-rec Wt. (g) 43.42 43.60 43.63 As-rec OCV (V) 3.525 3.525 3.525 As-rec IR (mΩ) 4.25 4.42 4.39 Avg. Thickness (mm) 6.50 6.53 6.55 Avg. Width (mm) 47.81 48.43 47.72 Avg. Height (mm) 71.31 71.42 71.25

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 11 of 26 Certificate Number: 3307.01 Figure 5: Cell Placed in Test Fixture - Top Terminal View c. Placement of test fixtures in chamber and connection to test channel After the cells were secured in the customer test fixtures, the cell tabs were clamped into the test channel fixture inside the temperature chambers. Voltage sense leads were attached to the cell terminals with alligator clips just above the top seal of the pouch. The thermocouple was placed on the cell in the center between the terminals and as close to the test fixture plate as possible without touching the plate.

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 12 of 26 Certificate Number: 3307.01 Figure 6: Cell Terminal Clamped in Test Channel Fixture in Temp Chamber

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 13 of 26 Certificate Number: 3307.01 Figure 7: Voltage Sense Leads on Terminals d. Capacity and rate tests at 0°C, 25°C, and 40°C After each cell was connected to the test channel inside a temperature chamber at each of 0°C, 25°C, and 40°C temperatures, the test profile defined the customer test specification was started. Each cell stayed two hours at open circuit voltage in the temperature chamber. After the two-hour soak, the cells charged and discharged at a 10-hour rate for the initial capacity measurement. The cells were then charged at a 3- hour rate and discharged through seven increasing discharge rates of C/10, C/3, 1C, 2C, 3C, 5C, and 7C. The following charts present the measured voltage and current data collected during the full test sequence and the discharge capacity vs. cell voltage curves at the different discharge rates.

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 14 of 26 Certificate Number: 3307.01 Cell 004 (25°C) Data Charts: Figure 8: Cell 004, 25C - Full Test Voltage and Current

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 15 of 26 Certificate Number: 3307.01 Figure 9: Cell 004, 25C - Discharge Capacity vs. Voltage

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 16 of 26 Certificate Number: 3307.01 Cell 005 (0°C) Data Charts: Figure 10: Cell 005, 0C - Full Test Voltage and Current

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 17 of 26 Certificate Number: 3307.01 Figure 11: Cell 005, 0C - Discharge Capacity vs. Voltage

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 18 of 26 Certificate Number: 3307.01 Cell 006 (40°C) Data Charts: Figure 12: Cell 006, 40C - Full Test Voltage and Current

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 19 of 26 Certificate Number: 3307.01 Figure 13: Cell 006, 40C - Discharge Capacity vs. Voltage e. 4C Fast Charge Test at 25°C At the conclusion of the rate tests, Cell 004 was moved on to a 4C fast charge test at 25°C. The cell was fully discharged and then recharged at a C/3 rate until 0.42Ah was reached (10% SOC). The cell was then charged at 4C rate until 2.94Ah was reached, ending the fast charge at 80% SOC. The following charts present the measured voltage and current data collected during the full test sequence and the 4C charge capacity vs. voltage.

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 20 of 26 Certificate Number: 3307.01 Figure 14: 4C Fast Charge 10% to 80% SOC - Full Test Voltage and Current

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 21 of 26 Certificate Number: 3307.01 Figure 15: 4C Fast Charge - 4C Charge Capacity vs. Cell Voltage

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 22 of 26 Certificate Number: 3307.01 7. TEST DEVIATIONS All measurements and electrical tests were performed according to the provided customer test specification with adjustments made as noted in section 4.a.i. 1 and 2 of this test report. 8. TEST CONCLUSIONS All measurements and testing requested was conducted as required by the provided customer test specification and all samples completed the measurement and test sequences. a. Energy Density Comparisons The energy density values obtained during the 25°C, 0.1C charge/0.1C discharge test at Eclipse Energy showed slightly higher values than the average values shown in the customer test specification. Table 6: Wh/kg Comparison Table 7: Wh/L Comparison The energy density values shown in the Eclipse column were calculated as follows: Wh/kg • Total watt-hours (Wh) are calculated by multiplying the measured current and voltage to get a power (W) value, then multiplying the average power value between data points by the time (hrs) elapsed between points and summing the watt-hours over the full discharge. • The Energy Density in Wh/kg was obtained by dividing the total watt-hours for the discharge by the mass (kg) of each cell that was measured on receipt at the laboratory. SES Avg. Eclipse % Diff 25C 369 375 1.8% Wh/kg 0.1C/0.1C SES Avg. Eclipse % Diff 25C 708 735 3.8% 0.1C/0.1C Wh/L

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 23 of 26 Certificate Number: 3307.01 Wh/L • The Energy Density in Wh/L was obtained by dividing the same total watt-hours for the discharge by the volume (L) of the cell. • The cells were measured in three dimensions on receipt at the laboratory. The cubic millimeters were calculated and then converted to liters. b. Additional data Cell capacity (Ah) and energy (Wh) data is also included in the tables below for reference. Table 8: Capacity (Ah) by Discharge Rate Table 9: Energy (Wh) by Discharge Rate Ah Temp (C) 0.1C/0.1C 0.33C/0.1C 0.33C/0.33C 0.33C/1C 0.33C/2C 0.33C/3C 0.33C/5C 0.33C/7C Cell 004 25 4.267 4.265 4.068 3.886 3.803 3.782 3.802 3.868 Cell 005 0 3.649 3.649 3.542 3.426 3.387 3.385 3.411 3.462 Cell 006 40 4.417 4.397 4.309 4.182 4.119 4.097 4.095 4.123 Wh Temp (C) 0.1C/0.1C 0.33C/0.1C 0.33C/0.33C 0.33C/1C 0.33C/2C 0.33C/3C 0.33C/5C 0.33C/7C Cell 004 25 16.29 16.281 15.5 14.733 14.292 14.096 13.936 13.968 Cell 005 0 14.056 14.057 13.493 12.92 12.583 12.422 12.262 12.241 Cell 006 40 16.806 16.73 16.344 15.757 15.391 15.193 15.017 14.942

testing | analysis | energy IQ
Eclipse Energy LLC
1752 Fields Blvd.
Greenfield, IN 46140
317-318-9993
www.eclipseenergy.us

9. TERMS AND ABBREVIATIONS

Term/Abbreviation	Definition
Ah	Amp-hours capacity unit
C	Rated capacity in amp-hours for 1 hour rate
C	Degrees Celsius
°C	Degrees Celsius
g	Grams
ID	Identification number or code
IR	Internal resistance
in-lb	Inch-pounds force unit
mm	millimeter
mΩ	milliohm
OCV	Open circuit voltage
Sec	Seconds time unit
Temp	Temperature
V	Voltage
Wh/kg	Watt-hours per kilogram
Wh/L	Watt-hours per liter

Table 10: Terms and Abbreviations

RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2
Ivanhoe Capital Acquisition
PO#: N/A
FT-093-A
Page 24 of 26

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 25 of 26 Certificate Number: 3307.01 10. AUTHORIZATION SIGNATURES 05/07/2021 JEFF ROBBINS Date SENIOR TEST ENGINEER 05/07/2021 ANGIE CRANE Date DIRECTOR OF TEST OPERATIONS 05/07/2021 CHRIS MURPHY Date QUALITY MANAGER

Eclipse Energy LLC 1752 Fields Blvd. Greenfield, IN 46140 317-318-9993 www.eclipseenergy.us RPT-21-635_Ivanhoe_Cell_Characterization_Rev.2 Ivanhoe Capital Acquisition PO#: N/A FT-093-A Page 26 of 26 Certificate Number: 3307.01 END OF REPORT